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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)              August 26, 2002
                                                              ---------------


                                  eSpeed, Inc.
                                  ------------

               (Exact Name of Registrant as Specified in Charter)


    Delaware                       0-28191                       13-4063515
    --------                       -------                       -----------
(State or Other               (Commission File                  (IRS Employer
Jurisdiction of                    Number)                   Identification No.)
Incorporation)


135 E. 57th Street,  New York, New York                            10022
--------------------------------------------                       -----
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code (212) 938-5000
                                                   --------------




          ------------------------------------------------------------
             (Former Name or Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

         On August 26, 2002, we entered into a Settlement Agreement (the "Agreement") with Electronic Trading Systems Corporation ("ETS"), the Chicago Mercantile Exchange Inc. ("CME") and the Board of Trade of the City of Chicago ("CBOT") to resolve the litigation related to the Wagner Patent (United States Patent No. 4,903,201). The Wagner Patent deals with automated futures trading systems in which transactions are completed by a computerized matching of bids and offers of futures contracts on an electronic platform.

         Under the terms of the Agreement, CME and CBOT will each pay $15 million to us as a fully paid up license. Each $15 million payment will include $5 million, payable within 30 business days of August 26, 2002, and $2 million per year until 2007. We will recognize these payments, over the remaining life of the Wagner Patent, under the caption "Software solution fees from unrelated parties" in our consolidated statements of operations. The Wagner Patent expires in February 2007. As part of the Agreement, all parties will be released from the legal claims brought against each other without admitting liability on the part of any party. We may be paying ETS up to $5,750,000 over time out of the amounts we receive under the Agreement in connection with the settlement of the litigation relating to the Wagner Patent.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                eSpeed, Inc.



Date: August 28, 2002                       By: /s/ Howard W. Lutnick
                                                ---------------------
                                                Howard W. Lutnick
                                                Chairman, CEO and President